UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2026

REKOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 11, 2026, Rekor Systems, Inc. (the “Company”) issued a press release summarizing the Company’s financial results for the first quarter and the fiscal year ending December 31, 2026.  A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The foregoing information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

A conference call has been scheduled for May 11, 2026, at 4:30 PM ET. Listeners may access the call live by telephone at (877) 407-8037 (toll free) and internationally at (201) 689-8037; or, via the Internet at https://event.choruscall.com/mediaframe/webcast.html?webcastid=MGcLP20L. An archived webcast will also be available to replay this conference call directly from the investor relations section of the Company’s website at https://www.rekor.ai/investors.

In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in the press release, furnished herewith, and a copy of which can also be accessed in the investor relations section of the Company’s website referenced above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release dated May 11, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: May 11, 2026	/s/ Joseph Nalepa
	Name:	Joseph Nalepa
	Title:	Chief Financial Officer